United States
Securities and Exchange Commission
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 29, 2010

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)

(775) 448-7777
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

International Game Technology (the “Company”) announced that Janice Chaffin and Greg Creed were elected to the Company’s board of directors on September 29 , 2010, effective immediately.  Concurrent with Ms. Chaffin’s election as a director, Ms. Chaffin was appointed to the Audit and Nominating and Corporate Governance Committees.  Concurrent with Mr. Creed’s election as a director, Mr. Creed was appointed to the Compensation and Nominating and Corporate Governance Committees.  There are no arrangements or understandings between either Ms. Chaffin or Mr. Creed and any other persons pursuant to which they were selected as a director.  There are no transactions between either Ms. Chaffin or Mr. Creed with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Chaffin and Mr. Creed will receive compensation in accordance with the Company’s standard non-employee director compensation practices, which are summarized in Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on August 12, 2010.  In accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with each of Ms. Chaffin and Mr. Creed, the form of which was attached as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 1996, as filed with the Securities and Exchange Commission on December 23, 1996.

The full text of the press releases announcing the election of Ms. Chaffin and Mr. Creed are furnished as Exhibit 99.1 and 99.2, respectively, to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit Number	Description
	99.1	Press Release, dated September 29, 2010
	99.2	Press Release, dated September 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: September 30, 2010	By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton
Vice President, Corporate Law Department and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated September 29, 2010
99.2	Press Release, dated September 29, 2010

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